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                                                                   EXHIBIT 4.4


         NUMBER                                               EQUITY INNS, INC.                                       SHARES
          EIPB                                                                                                         NIL


INCORPORATED UNDER THE LAWS       THIS CERTIFICATE IS TRANSFERABLE IN ATLANTA, GA, OR IN NEW YORK, N.Y.          SEE REVERSE FOR
 OF THE STATE OF TENNESSEE                                                                                      CERTAIN DEFINITIONS

                                                                                                                  CUSIP 294703 40 0

       8.00% SERIES C                                                                                        8.00% SERIES C
CUMULATIVE PREFERRED STOCK                                                                             CUMULATIVE PREFERRED STOCK
  (LIQUIDATION PREFERENCE                                                                                (LIQUIDATION PREFERENCE
       $25 PER SHARE)                                                                                         $25 PER SHARE)



THIS CERTIFIES THAT


                                                 SPECIMEN


IS THE OWNER OF




Equity Inns, Inc. (the "Corporation"), a Tennessee corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person or by duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation transfer agent and registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile seal and signature of its duly authorized officers.


Dated:

                                                                                     /s/ J. Mitchell Collins
COUNTERSIGNED AND REGISTERED:                                                            ------------------------
                                                                                         Secretary




         SUNTRUST BANK, ATLANTA
              TRANSFER AGENT
              AND REGISTRAR
BY                                                                                   /s/ Phillip H. McNeill, Sr.
                                                                                         ----------------------------------
      AUTHORIZED SIGNATURE                                                               Chairman of the Board of Directors





                               EQUITY INNS, INC.

        THE SHARES OF PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO PERSON MAY (I) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK, (II) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY SERIES OF PREFERRED STOCK IN EXCESS OF 9.9% OF THE NUMBER OF OUTSTANDING SHARES OF SUCH SERIES OF PREFERRED STOCK, (III) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN THE SHARES OF EQUITY STOCK BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (IV) BENEFICIALLY OWN SHARES
OF EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER
SECTION 856(H) OF THE CODE, OR (V) CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION, THE PARTNERSHIP, OR A SUBSIDIARY OF THE CORPORATION OR THE PARTNERSHIP, WITHIN THE MEANING OF SECTION 856(D)(2)(B) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING, IF THE RESTRICTIONS ABOVE ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATIONS SECOND AMENDED AND RESTATED CHARTER OF THE CORPORATION, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME. A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS.

        THE SHARES REPRESENTED HEREBY ARE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE COMPANY, EACH AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, AS WELL AS VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, SO FAR AS THE SAME HAS BEEN DETERMINED BY THE BOARD OF DIRECTORS UNDER ITS AUTHORITY.


        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


        TEN COM -- as tenants in common                 UNIF TRANSFER MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                     (Cust)                  (Minor)
        JT TEN  -- as joint tenants with right of                                under Uniform Transfers to Minors
                   survivorship and not as tenants                               Act __________________
                   in common                                                              (State)

   Additional abbreviations may also be used though not in the above list.


For value received __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE,
OF ASSIGNEE
_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ shares represented by this Certificate, and do hereby irrevocably constitute and appoint ___________________________________________, Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated: _______________________



                                     _______________________________________
                                     NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                     MUST CORRESPOND WITH THE NAME AS WRITTEN
                                     UPON THE FACE OF THE CERTIFICATE IN
                                     EVERY PARTICULAR, WITHOUT ALTERATION OR
                                     ENLARGEMENT, OR ANY CHANGE WHATEVER.

                                     SIGNATURE(S) GUARANTEED:

                                     ________________________________________
                                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                     AN ELIGIBLE GUARANTOR INSTITUTION
                                     (BANKS, STOCKBROKERS, SAVINGS AND LOAN
                                     ASSOCIATIONS AND CREDIT UNIONS WITH
                                     MEMBERSHIP IN AN APPROVED SIGNATURE
                                     GUARANTEE MEDALLION PROGRAM), PURSUANT
                                     TO S.E.C. RULE 17Ad-15.